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                                                                    Exhibit 21.1


                        Subsidiaries of 360networks inc.
                        --------------------------------

         Name                                 Corporate Jurisdiction
         ----                                 ----------------------


**Ledcom Holdings Ltd.                                Alberta
360fiber ltd.                                         Alberta
360finance ltd.                                       Alberta
360engineering ltd.                                   Ontario
360cayertree                                          Quebec
360 Urbanlink Ltd.                                    Alberta
**Urbanlink Holdings Ltd.                             Alberta
**WFI Urbanlink Ltd.                                  Alberta
Carrier Centers (Canada) Ltd.                         Alberta
360networks services ltd.                             Alberta
360fiber inc.                                         Nevada
360networks holdings (USA) inc.                       Nevada
360networks (USA) inc.                                Nevada
360networks (USA) of Virginia, Inc.                   Virginia
360fiber (USA 2) inc.                                 Nevada
360fiber (USA 3) inc.                                 Nevada
360networks LLC                                       Delaware
360networks Iowa LLC                                  Delaware
360networks Alabama LLC                               Delaware
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360networks Illinois LLC                              Delaware
360networks Kentucky LLC                              Delaware
360networks Louisiana LLC                             Delaware
360networks Mississippi LLC                           Delaware
360networks Tennessee LLC                             Delaware
PFL Holdings, Inc.                                    Nevada
Pacific Fiber Link Sea-Por, Inc.                      Nevada
360carrier management inc.                            Nevada
Carrier centers Georgia, inc.                         Georgia
360carrier centers ltd.                               Nevada
Texas Carrier Centers Inc.                            Nevada
Telecom Central, LP                                   Texas
WFI Liquidity Management Hungary Limited Liability    Hungary
  Company
360atlantic (Bermuda 2) holdings ltd.                 Bermuda
360atlantic (Bermuda) ltd.                            Bermuda
360atlantic (Denmark) ApS                             Denmark
360atlantic sales (UK) limited                        UK
360atlantic sales (USA) inc.                          Nevada
360atlantic (Canada) inc                              Alberta
360atlantic (USA) inc.                                Nevada
360atlantic (Ireland) limited                         Ireland
360atlantic (UK) limited                              UK
Threesixty atlantic (Barbados) inc.                   Barbados
360pacific (Bermuda) holdings ltd.                    Bermuda
360pacific (Bermuda) ltd.                             Bermuda
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360pacific (Denmark) ApS                              Denmark
360pacific (USA) inc.                                 Nevada
360pacific (Singapore) pte ltd.                       Singapore
Threesixty pacific (Barbados) inc.                    Barbados
360networks (Hong Kong) Limited                       Hong Kong
360networks Europe limited                            UK
360networks (UK) limited                              UK
360networks (Deutschland) GmbH                        Germany
360networks (franc) S.a.r.l.                          France
360networks (Denmark) ApS                             Denmark
GlobeNet Communications Group Limited                 Bermuda
GlobeNet Communications Holdings Limited              Bermuda
GlobeNet Communications USA LLC                       Delaware
360americas network (Bermuda) Ltd.                    Bermuda
TeleBermuda International Limited                     Bermuda
GlobeNet Communications Ltd.                          Bermuda
Atlentica Network (Venezuela) Ltd.                    Bermuda
TeleBermuda International (Canada) ltd.               Canada
360americas (USA) Corp.                               Delaware
Georeach Telecommunications Inc.                      Canada
GCG Holdings LTDA.                                    Brazil
GCG Services LTDA.                                    Brazil
360networks sub inc.                                  Delaware
360networks (holdings) ltd.                           Alberta
360networks (CDN fiber) ltd.                          Alberta
360networks (Bermuda) holdings ltd                    Bermuda
Threesixty Americas (Barbados) Inc.                   Barbados
Threesixty TAT (Barbados) Inc.                        Barbados
360americas de Argentina SRL                          Argentina
360americas (Venezuela) S.A.                          Venezuela
360networks do Brasil Ltda.                           Brasil
360networks de Argentina SRL                          Argentina
360networks (Sverige) AB                              Sweden
360networks (Norge) AS                                Norway
360networks (Nederland) BV                            Netherlands
360networks (Ireland) limited                         Ireland
360networks (Schweiz) AG                              Switzerland
360networks (Osterreich) GmbH                         Austria
360networks (telecommunications espana), S.L.         Spain
360networks (Italia) S.r.l.                           Italy
360pacific (Canada) inc.                              Alberta
360pacific (Japan) limited)                           Japan
360pacific (Korea) Limited                            Korea
360pacific (BVI) Holdings Limited                     British Virgin Islands
360pacific (Taiwan) inc.                              Taiwan
360pacific (Hong Kong) Limited                        Hong Kong
Threesixty Asia (Barbados) Inc.                       Barbados
Threesixty Atlantic Irish Holdings (Barbados) Inc.    Barbados
360networks services (Europe)                         Ireland
TRES Management LLC                                   Delaware
Meet Me Room LLC                                      Delaware
Carrier Center LA, Inc.                               Nevada

**Subsidiaries are not wholly owned.